NYSE Euronext Board of Directors Declares Dividend and Removes Transfer Restrictions on 34 Million Shares

     June 6, 2007—In advance of its annual shareholder meeting, the Board of Directors of NYSE Euronext (NYSE Euronext: NYX) declared an annual cash dividend of $1.00 per share, payable on a quarterly basis. The first quarterly dividend of $0.25 will be paid on July 13, 2007 to shareholders of record as of the close of business on June 28, 2007.

     As a convenience to its shareholders, NYSE Euronext will offer registered shareholders domiciled in Europe and shareholders that hold their shares through a Euroclear participant the ability to elect payment of the dividend in Euros converted at an exchange rate prevailing on July 11, 2007. For further information on electing dividend payments in Euros, registered shareholders should contact Computershare at +1-781-575-3005, and others should contact their brokers.

     The Board of Directors also voted to eliminate transfer restrictions on approximately 34 million common shares issued in connection with the March 7, 2006 merger of NYSE Group, Inc. and Archipelago Holdings, Inc., originally scheduled to become unrestricted on March 7, 2008. The restrictions on these shares, which represent approximately 12.8% of the 264 million total common shares outstanding on May 31, 2007, will be removed on June 8, 2007.

      The first NYSE Euronext annual meeting of shareholders will be held on Thursday, June 7 at 8:00 a.m. EDT in New York. The meeting will also be webcast on www.nyse.com.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $28.5 trillion/€21.5 trillion total market capitalization of listed companies and average daily trading value of approximately $123.4 billion/€92.4 billion (as of March 31, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext Registration Statement (document de base) filed with the French Autorité des Marchés Financiers (Registered on November 30, 2006 under No. 06-0184), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.